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                                                                     EXHIBIT 4.1


                                   EXULT, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

        The following constitutes the provisions of the Exult, Inc. 2000 Employee Stock Purchase Plan (the "Plan").

1. Purpose.

        The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of Exult, Inc. (the "Company") and its subsidiaries with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of the Company's Common Stock, thereby more closely aligning the interests of the Company's employees and stockholders. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Section 423"). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of
Section 423.

2. Definitions.

        Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.

        "Administrator" means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 12.

        "Board" means the Board of Directors of the Company.

        "Change in Control" means a change in ownership of the Company pursuant to any of the following transactions:

                (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the assets of the Company, other than in the ordinary course of business, or

                (iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.


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        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means a committee of members of the Board meeting the qualifications described in Section 12 and appointed by the Board to administer the Plan.

        "Common Stock" means the Common Stock of the Company.

        "Compensation" means the total cash earnings of a participant. Total cash earnings shall include (i) the regular base salary paid to a participant by one or more Participating Companies during such individual's period of participation in one or more Purchase Periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during such period. Such cash earnings shall be calculated before deduction of (A) any income or employment tax withholdings or
(B) any contributions made by the participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company. However, cash earnings shall not include any contributions made by the Company or any Subsidiary on the participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such cash earnings).

        "Effective Date" has the meaning specified in Section 14.

        "Employee" means any individual employed by the Company or any other Participating Company on a basis under which he or she is expected to work for more than 20 hours per week or more than five calendar months per year for earnings considered wages under Code Section 3401 (a). For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the employer, except that when the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

        "Enrollment Date" means the first day of each Purchase Period, i.e. each January 1, April 1, July 1, and October 1 for the duration of the Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Date" means the last day of each Purchase Period, i.e. March 31, June 30, September 30, or December 31, as applicable for the duration of the Plan.

        "Fair Market Value" of the Common Stock as of the date of any determination thereof means the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or trades on the Nasdaq National Market, its Fair Market Value shall be the most recent closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) as of the date of such determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or


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                (ii) If the Common Stock is quoted on the Nasdaq Stock Market
        (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of such determination (or, if such date is not a Trading Day, then on the next preceding Trading Day), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.

        "Option" means the option granted to each participant pursuant to
Section 4 upon enrollment in the Plan.

        "Participating Companies"" mean the Company and such Subsidiaries as may be authorized from time to time by the Administrator to allow their Employees to participate in the Plan.

        "Periodic Exercise Limit" has the meaning set forth in Section 4(a).

        "Plan Account" means an account maintained by the Company for each participant in the Plan, to which are added the payroll deductions made for such participant pursuant to Section 5 and from which are deducted amounts paid for the purchase of shares upon exercise of such participant's Options pursuant to
Section 6.

        "Purchase Period" means each calendar quarter during the term of the Plan (i.e., January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31). The Administrator shall have the power to change the duration of Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

        "Purchase Price" on any Exercise Date means an amount equal to 85% of the lower of (i) the Fair Market Value of a share of Common Stock on that Exercise Date or (ii) the Fair Market Value of a share of Common Stock on the Enrollment Date for the Purchase Period ending on that Exercise Date.

        "Reserves" means the number of shares of Common Stock covered by each Option that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under Option.

        "Stock Plan Manager" means the person and/or entity designated by the Company from time to time to accept notices, process subscriptions, terminations and changes, and perform other tasks related to administration of the Plan.

        "Subsidiary" has the meaning as set forth under Section 424(f) of the Code.


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        "Trading Day" means a day on which national stock exchanges and the
Nasdaq National Market (or other market or exchange upon which the Common Stock principally trades) is open for trading.

3. Purchase Periods and Participation.

        The Plan shall be implemented through a series of consecutive Purchase Periods. An Employee may enroll in the Plan by delivering an enrollment form in the form of Exhibit A hereto to the Stock Plan Manager. Each enrollment form shall take effect, and the Employee submitting the enrollment form shall be a Plan participant, as of the next Enrollment Date occurring at least ten days after the filing of such enrollment form with the Stock Plan Manager. An enrollment form in effect for a Plan participant (as such enrollment form may be changed pursuant to Section 5) shall continue in effect for all Purchase Periods beginning with the effectiveness of the enrollment form if the participant remains an Employee and has not withdrawn pursuant to Section 7.

4. Options.

        (a) Grants. On the Enrollment Date for each Purchase Period, each Employee enrolled in such Purchase Period shall be granted an Option to purchase on the Exercise Date at the end of that Purchase Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $6,250 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date (such number of shares being the "Periodic Exercise Limit"). Each Option shall expire immediately after the Exercise Date at the end of that Purchase Period for which the Option was granted. (b) Grant Limitations. Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an Option under the Plan:

                (i) if, immediately after the grant, such participant (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

                (ii) which permits such participant's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Options are granted) in any calendar year.

        (c) No Rights in Respect of Underlying Stock. The participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.

5. Payroll Deductions.

        (a) Participant Designations. The enrollment form applicable to a Purchase Period shall designate payroll deductions to be made on an after-tax basis on each payday during the Purchase Period as a whole number percentage not exceeding ten percent (10%) of such Employee's Compensation for the pay period corresponding to such payday.


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        (b) Plan Account Balances. The Company shall make payroll deductions as specified in each participant's enrollment form on each payday during the Purchase Period and add such payroll deductions to such participant's Plan Account. A participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        (c) Participant Changes. A participant may discontinue his or her participation in the Plan as provided in Section 7. A participant may increase or decrease his or her rate of payroll deductions by filing with the Stock Plan Manager a new enrollment form authorizing the change. Such change shall become effective as of the Enrollment Date for the first Purchase Period beginning at least ten days after the filing of the new enrollment form with the Stock Plan Manager.

        (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Purchase Period that is scheduled to end during a calendar year (the "Current Purchase Period") when the aggregate of all payroll deductions previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's enrollment form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 7.

        (e) Tax Obligations. At the time of each exercise of a participant's Option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company's federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

        (f) Statements of Account. The Company shall maintain each participant's Plan Account and shall give each Plan participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, for the period covered.

6. Exercise of Options and Holding Period.

        (a) Automatic Exercise on Exercise Dates. Unless a participant withdraws as provided in Section 7, his or her Option for a Purchase Period will be exercised automatically on the Exercise Date at the end of that Purchase Period for the maximum number of shares of Common Stock, including fractional shares, that can then be purchased at the applicable Purchase Price with the payroll deductions (including deductions from a payday coincident with the Exercise
Date) accumulated in such participant's Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. During a participant's lifetime, a participant's Options to purchase shares hereunder are exercisable only by the participant.

        (b) Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the issuance of the shares purchased on behalf


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of each Participant whose Option is exercised at that time. The Company may deliver a stock certificate for the purchased shares or arrange a book entry transfer representing the shares, provided that the Company may in its discretion hold fractional shares for the accounts of the participants pending aggregation to whole shares. Shares purchased under the Plan may be issued to the participant or the participant and his or her spouse or a trust designated by the participant in which the employee and his or her spouse are the sole trustees and beneficiaries.

        (c) Compliance with Law. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market system upon which the shares may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.

        (d) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit, there remains in a participant's Plan Account immediately following exercise of such participant's Option on an Exercise Date any cash accumulated prior to such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the participant.

        (e) Required Holding Period. Shares purchased pursuant to this Plan may not be transferred during the period of 180 days immediately following the Exercise Date upon which such shares were acquired. For this purpose, "transfer" includes any sale, pledge, hypothecation, or other transfer of the shares or any interest therein other than (i) a transfer to the Company, (ii) a transfer other than a sale made for estate planning purposes, or (iii) a transfer that does not eliminate the beneficial ownership of the transferor. The Company may enforce this transfer restriction by placing appropriate legends upon certificates representing the shares and by issuing appropriate stop transfer instructions to its transfer agent.

7. Voluntary Withdrawal; Termination of Employment.

        (a) Voluntary Withdrawal. A participant may withdraw from a Purchase Period, at any time on or before the fifth business day before the Exercise Date for that Purchase Period, by giving written notice to the Stock Plan Manager in the form of Exhibit B hereto or in such other form and according to the procedures specified by the Stock Plan Manager from time to time. Such withdrawal shall be effective five business days after receipt by the Stock Plan Manager of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant's payroll deductions added to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such participant, and on the effective date of such withdrawal such participant's Option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of any succeeding Purchase Period unless the participant delivers to the Company a new enrollment form with respect thereto.


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        (b) Termination of Employment. Promptly after a participant's ceasing to be an Employee for any reason the payroll deductions added to such participant's Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 9, and such participant's
Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions added to such participant's Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.

8. Transferability.

        Neither payroll deductions added to a participant's Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by the participant in any way other than by will, the laws of descent and distribution or as provided in Section 9 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from a Purchase Period in accordance with Section 7.

9. Designation of Beneficiary.

        A participant may file a written designation of a beneficiary who is to receive any cash from the participant's Plan Account in the event of such participant's death and any shares purchased for the participant upon exercise of his or her Option but not yet issued. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective. A designation of beneficiary may be changed by a participant at any time by written notice to the Stock Plan Manager. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

10. Stock.

        The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan and any other employee stock purchase plans maintained by the Company from time to time shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 11. Any sales of shares of the Company's Common Stock under other employee stock purchase plans maintained by the Company from time to time will reduce, on a share-for-share basis, the number of shares remaining available for sale under this Plan. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Plan.


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11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
    Sale.

        (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

        (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all pending Purchase Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.

        (c) Change in Control. Each outstanding Option shall automatically be exercised, immediately prior to any Change in Control, by applying the payroll deductions of each participant for the Purchase Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Enrollment Date of the Purchase Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to such Change in Control. However, the applicable Periodic Exercise Limit per participant shall continue to apply to any such purchase.

        The Company shall use its best efforts to provide at least ten (10) days' prior written notice of the occurrence of any Change in Control, and the participants shall, following the receipt of such notice, have the right to withdraw from the Purchase Period prior to the Change in Control.

12. Administration.

        The Plan shall be administered by the Committee, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall be constituted so as to comply with or preserve the qualifications of the Plan under Section 423,


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

and any other applicable law or regulation, as appropriate. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

13. Amendment or Termination.

        (a) Administrator's Discretion. The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 11, no such termination can affect Options previously granted, provided that a Purchase Period may be terminated by the Administrator on or before its Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its stockholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with and qualify under Section 423 and any successor rule or provision and any other applicable law or regulation, the Administrator shall obtain stockholder approval of amendments to the Plan in such a manner and to such a degree as required.

        (b) Administrative Modifications. Without stockholder consent (except as specifically required by applicable law or regulation) and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Section 423 and any successor rule or provision and any other applicable law or regulation, change the Purchase Periods, reduce the duration of any holding requirement under Section 6(e), change the frequency and/or number of permitted changes in payroll deductions during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.

14. Term of Plan.

        The Plan shall become effective on July 1, 2000 (the "Effective Date"), provided that the Plan has been approved by the stockholders of the Company before such date. After becoming effective, the Plan shall continue in effect for a term of twenty (20) years unless sooner terminated pursuant to the terms of the Plan.

15. Miscellaneous.

        (a) Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        (b) Other Participating Companies. The Administrator may from time to time in its discretion allow the Employees of one or more Subsidiaries to participate in the Plan upon the same terms and conditions, and subject to the same limitations and restrictions, as the Employees of the Company who are at the time participating in the Plan.


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

        (c) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

        (d) Applicable Law. The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.

        (e) Headings. Headings used herein are for convenience of reference only and do not affect the meaning or interpretation of the Plan.



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

                                    EXHIBIT A

                                   EXULT, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                                 ENROLLMENT FORM

_____ Original Application
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary/Beneficiaries

By signing this Enrollment Form for the Exult, Inc. 2000 Employee Stock Purchase Plan, I agree to the following statements, terms and conditions:

1. I elect to participate in the Exult, Inc. 2000 Employee Stock Purchase Plan (and in successive purchase periods under the Plan), and subscribe to purchase shares of common stock of Exult, Inc. in accordance with the terms of this Enrollment Form and the Plan.

2. I have specified a percentage below and I authorize Exult to deduct that percentage of my Compensation from each of my paychecks on an after-tax basis. I understand that these deductions will continue as long as I am a participant in the Plan.

3. I understand that Exult will accumulate my payroll deductions and that if I do not withdraw from the Plan on or before the fifth business day before the exercise date for a purchase period, Exult will automatically use my accumulated payroll deductions to purchase shares of Exult, Inc. common stock on the last day of that purchase period.

4. I understand that I may not sell or transfer (as defined in the Plan) shares purchased through the Plan during the period of 180 days immediately following the purchase of those shares, and that the Company may enforce this restriction by placing appropriate legends on certificates representing the shares and by issuing appropriate stop transfer instructions to its transfer agent.

5. I have received a copy of the complete Plan and agree to be bound by its terms. I understand that my participation in the Plan is in all respects subject to my eligibility and other terms of the Plan. I also understand that, in case of any inconsistency between this Enrollment Form and the Plan, the Plan shall govern.

TO SUBSCRIBE, PLEASE COMPLETE ALL OF THE FOLLOWING:

o    Circle the applicable Enrollment Date:  January 1     April 1     July 1
     October 1
     (You must deliver this Enrollment Form to the Stock Plan Manager listed below at least 10 days before the date you circle.)

o Percentage amount of my Compensation to be deducted from each paycheck (circle one):

     0     1     2     3     4     5     6     7     8     9     10
     (Must be a whole percentage, not to exceed 10%.)

o Shares purchased for me under the plan are to be issued in the following name:

     ___________________________________________________________________________


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

     (Note: Shares may be issued only in the name(s) of the employee or the employee and his or her spouse or any trust in which the employee and his or her spouse are the sole trustees and beneficiaries.)

o In the event of my death, I hereby designate the following as my beneficiary/beneficiaries to receive (in proportion to the percentages listed below) all payments and shares due me under the Plan. (If necessary, use additional sheets to add beneficiaries.):

     Beneficiary name: (Please print)

     -----------------------------------------------------
     (First)               (Middle)                (Last)

     Beneficiary Address

     -----------------------------------------------------

     -----------------------------------------------------

     Relationship:  _________________ Percentage: ________%


     Beneficiary name: (Please print)

     -----------------------------------------------------
     (First)               (Middle)                (Last)

     Beneficiary Address

     -----------------------------------------------------

     -----------------------------------------------------

     Relationship:  _________________ Percentage: ________%

I UNDERSTAND THAT THIS ENROLLMENT FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME.

Dated:
       -----------------------------     ---------------------------------------
                                         Employee's Signature


                                         ---------------------------------------
                                         Employee's Printed Name


                                         ---------------------------------------
                                         Spouse's Signature (if you've listed a
                                         beneficiary or beneficiaries other than
                                         your spouse)

Employee's Social Security Number:
                                         ---------------------------------------
Employee's Address:
                                         ---------------------------------------

                                         ---------------------------------------


Submit this Enrollment Form to the Stock Plan Manager.
The Stock Plan Manager is:

                                    EXHIBIT B

                                   EXULT, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                                 WITHDRAWAL FORM

        I hereby elect to withdraw from the Purchase Period ending at least five business day after delivery of this Withdrawal Form to the Stock Plan Manager.


Dated:
       -----------------------------     ---------------------------------------
                                         Employee's Signature


                                         ---------------------------------------
                                         Employee's Printed Name